______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________________________________________________________

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 25, 2009, GeoResources, Inc. issued a press release announcing its fourth quarter and full year 2008 financial results.  A copy of the press release as well as supplemental information is furnished with this report as Exhibit 99.1, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	GeoResources, Inc. Press Release dated March 25, 2009.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, President

Date: March 31, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated March 25, 2009.

EXHIBIT 99.1

Contact:  Cathy Kruse
Telephone: 701-572-2020 ext 113
cathyk@geoi.net
     FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Fourth Quarter and
 Full Year 2008 Financial Results

For 2008 reports $13.5 million of net income on revenues of $94.7 million

Houston, Texas, March 25, 2009 – GeoResources, Inc., (NASDAQ:GEOI), today announced net income of $13.5 million or $0.86 per diluted common share on revenue of $94.7 million for the year ended December 31, 2008, versus net income of $3.1 million or $0.25 per diluted common share on revenue of $40.1 million for 2007.  GeoResources’ results include a non-cash impairment of the carrying value of certain oil and gas properties, required under generally accepted accounting principles, in the amount of $8.3 million, before tax ($5.2 million, after tax) which resulted from lower oil and gas prices prevailing at year-end 2008.

The Company reported a fourth quarter 2008 net loss of $4.3 million or $0.26 per diluted common share on revenue of $18.9 million versus net income of $2.1 million or $0.14 per diluted common share on revenue of $19.1 million for the fourth quarter of  2007.  The fourth quarter loss was primarily due to the non-cash impairment discussed above and increased depletion and depreciation. The foregoing information is summarized below in tabular form (in thousands, except per share information):

	Year Ended December 31,
	2008	2007

Total revenue	$94,607	$40,115
Net income	$13,522	$3,069
Earnings per share (diluted)	$0.86	$0.25
EBITDAX (See below)	$53,049	$17,525

	Three Months Ended December 31,
	2008	2007

Total revenue	$18,863	$19,078
Net income (loss)	$(4,291)	$2,120
Earnings (loss) per share (diluted)	$(0.26)	$0.14
EBITDAX (See below)	$8,595	$8,818

For the year ended December 31, 2008, oil sales increased 90% to 743 Mbbls from 392 Mbbls for 2007, while natural gas sales totaled 2,962 MMcf or 80% greater than the 1,648 MMcf sold during 2007.  These totals reflect production increases resulting from acquisitions and drilling and development operations offset by divestitures and normal field declines.

For the fourth quarter of 2008, oil sales increased to 190 MBbls from 176 MBbls in the prior year’s period, an increase of 8%, while natural gas sales decreased to 711 MMcf from 766 MMcf, a decrease of 7%.  Production in the 4th quarter of 2008 reflected the sale of a number of properties acquired in 2007.  In 2008, consistent with the business strategy of high-grading its asset portfolio, the Company sold a number of fields which had sizable daily production rates, but limited upside potential and significant plugging and abandonment obligations. These properties produced approximately 316 BOPD and 742 MCFD at the time of their sale or approximately 40,000 BOE per quarter.  Proceeds from divestitures were used to fund capital expenditures and reduce debt.

For the year ended December 31, 2008, the average realized price of natural gas was $8.12 per Mcf or 31% greater than the prior year, while the average realized price of oil was $82.42 per barrel or 23% more than the prior year. The average realized price of natural gas was $5.91 per Mcf for the fourth quarter of 2008, 3% less than the fourth quarter of 2007, while the average realized price of oil for the fourth quarter of 2008 was $61.78 per barrel or 21% less than the fourth quarter of the prior year.  Production and price information is shown below in tabular form:

	Percent Increase (Decrease)	Year Ended December 31,
		2008	2007

Gas Production (MMcf)	80%	2,962	1,648
Oil Production (MBbls)	90%	743	392
Barrel of oil Equivalent (MBOE)	85%	1,236	666
Average Realized Price Gas (per Mcf)	31%	$8.12	$6.19
Average Realized Price Oil (per Bbl)	23%	$82.42	$67.20
Average Price Gas before Hedge Settlements (per Mcf)	27%	$8.36	$6.56
Average Price Oil before Hedge Settlements (per Bbl)	30%	$94.88	$73.06

	Percent Increase (Decrease)	Three Months Ended December 31
		2008	2007

Gas Production (MMcf)	(7)%	711	766
Oil Production (MBbls)	8%	190	176
Barrel of oil equivalent (MBOE)	1%	308	304
Average Realized Price Gas (per Mcf)	(3)%	$5.91	$6.12
Average Realized Price Oil (per Bbl)	(21)%	$61.78	$77.97
Average Price Gas before Hedge Settlements (per Mcf)	(19)%	$5.57	$6.88
Average Price Oil before Hedge Settlements (per Bbl)	(39)%	$51.37	$84.06

Earnings before interest, income taxes, depreciation, depletion and amortization, and exploration expense (“EBITDAX”) for 2008 increased 203% to approximately $53.0 million compared to $17.5 million for 2007.  For the fourth quarter of 2008, EBITDAX decreased 2% to approximately $8.6 million compared to $8.8 million for fourth quarter 2007.

The following tables reconcile reported net income to EBITDAX for the periods indicated (in thousands):

	Year Ended December 31,
	2008	2007
EBITDAX (1)

Net income	$13,522	$3,069
Add back:
Interest	4,820	1,916
Income taxes:
Current	866	1,472
Deferred	6,903	3,408
Impairment of oil and gas properties	8,339	--
Depreciation, depletion and amortization	16,007	7,507
Exploration	2,592	153
	$53,049	$17,525

	Three Months Ended December 31,
	2008	2007

Net income (loss)	$(4,291)	$2,120
Add back:
Interest	962	1,536
Income taxes:
Current	(3,573)	823
Deferred	372	1,269
Impairment of oil and gas properties	8,339	−
Depreciation, depletion and amortization	4,724	2,917
Exploration	2,062	153
	$8,595	$8,818

(1) EBITDAX is defined as earnings before interest, income taxes, depreciation, depletion and amortization, impairment of oil and gas properties and exploration expense.  It is specifically advised that EBITDAX should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

RESERVES

Under the SEC reserve reporting guidelines using year-end prices, the Company's third-party engineering firm has estimated proved reserves at December 31, 2008 of 8.8 Million barrels of oil and 34.8 Billion Cubic Feet of gas and natural gas liquids for a total of 14.6 Million barrels of oil equivalent (“MMBOE”).  The reserves are approximately 60% oil and 40% gas and are about 80% proved developed.  Under the SEC guidelines, the discounted present value at 10% is approximately $150.6 million, before tax and $120.6 million after tax.

In addition, the Company has interests in two affiliated partnerships for which it is the general partner and operator.  Under the SEC reserve reporting guidelines using year-end prices, estimated proved partnership reserves, net to the Company’s interest at December 31, 2008, total 2.9 MMBOE with a discounted present value at 10% of approximately $30.3 million, before tax and $17.9 million after tax.  At December 31, 2008, the Company’s investment in such partnerships using the equity method of accounting, was $3.3 million.

Comments

Mr. Frank Lodzinski, CEO and President, commented, “We have reported significant earnings and cash flows for the year ended December 31, 2008.  Our revenues and net income totaled $94.7 million and $13.5 million, respectively, both significantly exceeding prior year results.  As a result of non-cash impairments of oil and gas properties and incremental depletion and depreciation expense, we recognized a loss in the fourth quarter of $4.3 million. Like most in the industry, we have recognized certain impairments of oil and gas properties. However, our calculated impairments are small in relation to our peers.  Another significant and favorable difference from our peers is our debt level. While we have never been over-leveraged, we significantly reduced our debt during 2008 from $96.0 million at the beginning of the year to $40.0 million at year end.  Execution of our business strategy in 2008 has put us in a favorable position to effectively face the challenges of 2009 and hopefully, take advantage of attractive acquisition opportunities and reduced drilling costs.”

About GeoResources, Inc.

GeoResources, Inc. is an independent oil and gas company engaged in the acquisition and development of oil and gas reserves through an active and diversified program which includes purchases of reserves, re-engineering, and development and exploration activities primarily focused in three core areas – the Southwest, Gulf Coast, and the Williston Basin.  For more information, visit our website at www.georesourcesinc.com.

Forward-Looking Statements
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, our Annual Report on Form 10-K for the year ended December 31, 2008, and any and all other documents filed with the SEC regarding information about GeoResources for meaningful cautionary language in respect of the forward-looking statements herein.  Interested persons are able to obtain free copies of filings containing information about GeoResources, without charge, at the SEC’s Internet site (http://www.sec.gov).

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2008	2007
ASSETS

Current assets:

Cash	$13,967	$24,430
Accounts Receivable
Oil and gas revenues	11,439	20,365
Joint interest billings and other	7,172	3,913
Affiliated partnerships	2,905	3,360
Notes receivable	120	600
Derivative financial instruments	8,200	-
Income taxes receivable	2,165	-
Prepaid expenses and other	3,923	1,430

Total current assets	49,891	54,098

Oil and gas properties, successful efforts method:

Proved properties	204,536	187,640
Unproved properties	2,409	5,142
Office and other equipment	1,025	995
Land	96	96
	208,066	193,873

Less accumulated depreciation, depletion and amortization	(26,486)	(12,430)

Net property and equipment	181,580	181,443

Equity in oil and gas limited partnerships	3,266	1,880

Derivative financial instruments	6,409	-

Deferred financing costs and other	2,388	2,937

	$243,534	$240,358

GEORESOURCES, INC and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	December 31,
	2008	2007

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Accounts payable	$10,750	$11,374
Accounts payable to affiliated partnerships	10,310	9,538
Revenue and royalties payable	11,701	14,567
Drilling advances	2,169	882
Accrued expenses	1,506	3,839
Derivative financial instruments	1,572	6,527

Total current liabilities	38,008	46,727

Long-term debt	40,000	96,000

Deferred income taxes	17,868	6,476

Asset retirement obligations	5,418	7,827

Derivative financial instruments	1,245	15,296

Stockholders' equity:
Common stock, par value $0.01 per share; authorized 10,000,000 shares; issued and outstanding: 16,241,717 shares in 2008
and 14,703,383 in 2007	162	147
Additional paid-in capital	112,523	79,690
Accumulated other comprehensive income (loss)	7,283	(19,310)
Retained earnings	21,027	7,505

Total stockholders' equity	140,995	68,032

	$243,534	$240,358

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2008	2007	2006

Revenue:
Oil and gas revenues	$85,263	$36,518	$13,978
Partnership management fees	1,725	969	260
Property operating income	1,430	1,251	1,076
Gain on sale of property and equipment	4,362	49	335
Partnership income	1,061	184	91
Interest and other	765	1,144	1,065

Total revenue	94,606	40,115	16,805

Expenses:
Lease operating expense	22,914	10,818	4,252
Severance taxes	7,517	2,880	1,066
Re-engineering and workovers	3,518	2,092	384
Exploration expense	2,592	153	558
Impairment of oil and gas properties	8,339	-	184
General and administrative expense	7,168	6,513	2,804
Depreciation, depletion and amortization	16,007	7,507	3,382
Hedge ineffectiveness	(123)	287	(393)
Loss on derivative contracts	563	-	-
Interest	4,820	1,916	288

Total expense	73,315	32,166	12,525

Income before income taxes	21,291	7,949	4,280

Income taxes:
Current	866	1,472	-
Deferred	6,903	3,408	33
	7,769	4,880	33

Net income	$13,522	$3,069	$4,247

Net income per share (basic)	$0.87	$0.25	$0.87

Net income per share (diluted)	$0.86	$0.25	$0.87

Weighted average shares outstanding:
Basic	15,598,244	12,404,771	4,858,000

Diluted	15,751,185	12,404,771	4,858,000

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, except share and per share amounts)

	Year Ended December 31,
Cash flows from operating activities:	2008	2007	2006
Net income	$13,522	$3,069	$4,247
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation, depletion and amortization	16,007	7,507	3,382
Exploratory dry holes and unproved property impairments	2,241	-	-
Impairment of properties	8,339	-	184
Gain on sale of property and equipment	(4,362)	(49)	(335)
Accretion of asset retirement obligations	391	232	88
Unrealized loss on derivative contracts	563	-	-
Hedge ineffectiveness (gain) loss	(123)	287	(393)
Partnership income	(1,061)	(184)	(91)
Partnership distributions	653	204	-
Deferred income taxes	6,903	3,408	32
Non-cash compensation	661	553	422
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	3,958	(13,872)	3,307
Decrease in notes receivable	480	-	-
Decrease (increase) in prepaid expense and other	(1,990)	(347)	110
Increase (decrease) in accounts payable and accrued expense	(3,844)	20,056	(1,801)
Net cash provided by operating activities	42,338	20,864	9,152
Cash flows from investing activities:
Proceeds from sale of property and equipment	26,789	2,419	335
Additions to property and equipment	(51,824)	(110,148)	(14,725)
Investment in oil and gas limited partnership	(978)	(1,632)	-
Cancelation of hedge contracts	(2,975)	-	-
Increase in other assets	-	(565)	-
Net cash used in investing activities	(28,988)	(109,926)	(14,390)
Cash flows from financing activities:
Issuance of common stock	32,187	23,518	-
Distributions to stockholders	-	(4,007)	(1,023)
Issuance of long-term debt	-	99,000	7,000
Reduction of long-term debt	(56,000)	(9,800)	(2,100)
Debt issuance costs	-	(1,436)	-
Net cash provided by (used in) financing activities	(23,813)	107,275	3,877
Net increase (decrease) in cash and cash equivalents	(10,463)	18,213	(1,361)
Cash and cash equivalents at beginning of period	24,430	6,217	7,578
Cash and cash equivalents at end of period	$13,967	$24,430	$6,217

Supplementary information:
Interest paid	$5,073	$835	$154
Income taxes paid	$3,970	$1,533	-
Non-cash net assets acquired in merger transactions:
GeoResources		$23,827
PICA Energy, LLC		$11,703
Yuma property interests		$3,120
Other property interests		$218